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Exhibit 24


                                POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Michael Foster and Dennis M. Deegan, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to execute for and on behalf of the undersigned the Annual Report on Form 10-KSB of WPI Group, Inc. for the fiscal year ended September 29, 1996, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in the exercise of the powers granted herein, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                          /s/ Irving Gutin
                                          -----------------------------
                                          Irving Gutin